RESTATED BY-LAWS

                               OF

                PRICE COMMUNICATIONS CORPORATION


                            ARTICLE I

                             OFFICES


     Section 1.  Principal Office.  The principal office of Price
Communications Corporation (the "Corporation") shall be in the County of New York, State of New York.

     Section 2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corpora-tion, except as otherwise may be required by law, in such other place or places, either within or without the State of New York, as the Board of Directors of the Corporation may from time to time determine or the business of the Corporation may require.


                           ARTICLE II

                    MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at such place or places, within or without the State of New York, as may from time to time be fixed by the Board of Directors and stated in the notice of the meeting.

     Section 2. Annual Meetings. An annual meeting of share-holders for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held on such date as may be fixed by the Board of Directors and stated in the notice of the meeting.

     Section 3. Special Meetings. Special meetings of share-holders may be called only as provided in the Restated
Certificate of Incorporation of the Corporation.

     Section 4. Notice of Meetings. Except as otherwise may be required by law, notice of a meeting of shareholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than 10 nor more than 50 days before the date of said meeting, to each shareholder entitled to vote at such meeting. If mailed, the notice shall be directed to such shareholder at his or her address as it appears on the stock records of the Corporation, unless such shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, in which case it shall be directed to him or her at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless the Board shall fix a new record date for such adjourned meeting after the adjournment.

     Section 5. Quorum. At each meeting of shareholders of the Corporation, the presence in person or by proxy holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business, except as otherwise provided by law.

     Section 6. Adjournments. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote thereon, even if less than a quorum is present.

     Section 7.  Order of Business.

          (a) At any Annual Meeting of shareholders, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder who complies with the procedures set forth in this Section 7. At any special meeting, only such business shall be conducted as shall have been set forth in the notice of such meeting.

          (b) For business properly to be brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 90 days prior to the meeting at which such business will be considered; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the earlier of (i) the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made or (ii) the last business day prior to the meeting date. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder or shareholders proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder or shareholders, and (iv) any material interest of such shareholders in such business. Notwithstanding anything else in the By-laws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 7. The chairman of a meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 7 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 8. Voting. At each meeting of shareholders, each holder of a share of Common Stock (as defined in the Corpora-tion's Restated Certificate of Incorporation) of the Corporation shall be entitled to one vote for each share of Common Stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VI of these By-laws as the record date for the determination of shareholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of shareholders, except as otherwise provided in
Section 3 of Article III of these By-laws and except in cases where a greater vote is required by law or by the Restated Certificate of Incorporation of the Corporation, all matters shall be decided by a majority of the votes cast at such meeting by the holders of shares of Common Stock present or represented by proxy and entitled to vote thereon, a quorum being present.

     Section 9. Inspectors. For each election of directors by the shareholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint two inspectors of election. If any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. Before entering upon the discharge of their duties, the inspectors so appointed shall be sworn faithfully to execute the duties of inspectors with strict impartiality and according to the best of their ability, and such oath shall be subscribed by them. The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, (ii) receive the votes, ballots or consents, (iii) hear and determine all challenges and questions arising in connection with the right to vote, (iv) count and tabulate all votes, ballots or consents and determine the result, and (v) do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be shareholders.


                           ARTICLE III

                            DIRECTORS

     Section 1. Powers. The business of the Corporation shall be managed under the direction of the Board of Directors. The Board may exercise all such authority and powers of the Corpora-tion and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders.

     Section 2. Number, Election and Terms. The authorized number of directors shall be set as provided in the Restated
Certificate of Incorporation of the Corporation.

     Section 3. Nominations of Directors; Elections. Nomina-tions for the election of directors may be made by the Board of Directors or a committee appointed by the Board, or by any share-holder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3. Directors shall be at least 21 years of age. Directors need not be shareholders. At each meeting of shareholders for the elec-tion of directors at which a quorum is present, the persons re-ceiving a plurality of the votes cast shall be elected directors. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corpora-tion. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 90 days prior to the meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the earlier of (i) the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made or (ii) the last business day prior to the meeting date. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation or law, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (ii) as to the shareholder or shareholders giving the notice, (x) the name and address, as they appear on the Corporation's books, of such shareholder or shareholders and (y) the class and number of shares of the Corporation which are beneficially owned by such shareholder or shareholders. If a shareholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 3. If the inspectors shall determine that a shareholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that the nomination was not made in accordance with the procedures prescribed by the By-laws of the Corporation, and the defective nomination shall be disregarded.

     Section 4. Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of New York or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

     Section 5. Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these By-laws.

     Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any two of the other directors.

     Section 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone, on five business days' notice.

     Section 8. Quorum and Manner of Acting. The presence of a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is expressly required or permitted by the New York Business Corporation Law or the Restated Certificate of Incorporation of the Corporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

     Section 9. Resignation. Any director may resign at any time by giving written notice to the Corporation. Written notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     Section 10. Removal of Directors. Directors may be removed only as provided in the Restated Certificate of Incorporation of the Corporation.

     Section 11. Vacancies. Any vacancy among the members of the Board of Directors, whether caused by death, resignation, removal or any other cause, may be filled by majority vote of the Directors then in office or by shareholder vote.

     Section 12. Compensation of Directors. The Corporation shall pay each director who is not also an officer or employee of the Corporation a fee of $7,000 per annum plus $2,000 for each Board or committee meeting attended, up to an aggregate amount, for annual and meeting fees taken together, of $15,000 per annum, and shall reimburse each director for his or her reasonable expenses.

     Section 13. Board Observer. W.R. Huff Asset Management, L.P. ("Huff") shall have the right to designate an individual to sit as an observer of the Board of Directors and all Committees of the Board for so long as the aggregate number of shares of Common Stock with respect to which Huff (i) is a beneficial owner as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, or (ii) has been engaged by one or more such beneficial owners to provide investment advice, equals or exceeds 5% of the Corporation's outstanding Common Stock.

     Section 14. Investments. Except upon the affirmative vote of at least seven directors (or, at any time that there are fewer than ten members serving on the Board of Directors, the minimum number of directors constituting at least two-thirds of all directors then in office), the Corporation may only invest or engage in a series of investments in the following:

          (a)  the purchase and sale of United States Treasury
Bonds, Bills and Notes with a remaining maturity of one year or less;

          (b) the purchase and sale of interests in investment companies (registered under the Investment Company Act of 1940) approved by the Finance Committee, that are organized in the United States, and the investment of the assets of which is made principally in United States Treasury Bonds, Bills and Notes with an average remaining maturity of one year or less;

          (c) one or more ordinary, simple-interest bearing savings accounts at Chemical Bank (so long as Chemical Bank retains at least an "A" rating from Standard and Poor's Corporation ("S&P") and Moody's Investors Services, Inc. ("Moody's")) and/or at a federally insured, money center bank or banks located in the State of New York and (i) rated "AAA" by S&P and "Aaa" by Moody's or (ii) otherwise approved by the Finance Committee (Chemical Bank (so long as it retains ratings as aforesaid) and/or such other bank or banks being herein referred to as the "Bank(s)"), which accounts shall not include any money market, index matching or other investment vehicles (the foregoing being by way of example and not limitation);

          (d) one or more ordinary, simple-interest bearing or non-interest bearing checking accounts at the Bank(s), which accounts, if interest bearing, shall likewise not include any money market or other investment vehicles (the foregoing being by way of example and not limitation); and

          (e) one or more money market or similar accounts approved by the Finance Committee.

          As used in this Section 14, the terms "invest" and "investment" shall be construed broadly and shall include, without limitation, any transaction, pledge, disposition or use (or any commitment thereto) of any of the Corporation's cash, cash equivalent and portfolio securities assets with the apparent purpose or intent of achieving interest income, capital gains or other returns not directly related or attributable to the primary business operations of the Corporation or its subsidiaries, but shall exclude (i) the purchase of equity or debt securities issued by the Corporation or any subsidiary thereof; (ii) the receipt by the Corporation of any equity or debt securities in connection with the acquisition by a person or entity of any stock or assets of the Corporation or any subsidiary of the Corporation or the financing of such acquisition; (iii) the extension of trade credit by the Corporation or its subsidiaries in accordance with its or their normal practices; or (iv) the purchase by the Corporation of any equity or voting securities in any entity in which the Corporation has or is seeking (A) ownership of 20% or more of any class of equity securities or voting power and/or (B) the right to designate a member of the board of directors or other governing body. As used in this
Section 14, the terms "purchase" and "sale" shall mean simple purchases and sales and shall exclude, without limitation, options, puts, calls, short positions, repurchase agreements, future contracts, and similar positions. The Corporation's subsidiaries shall follow and comply with substantially similar investment guidelines and restrictions (with the subsidiaries' Banks(s) being located in jurisdictions covenient to the operations thereof), which, if they differ from the foregoing, shall be approved in advance by the Finance Committee; provided, however, that without the approval of the Finance Committee the Corporation's subsidiaries may invest in bank accounts of the nature described in clause (c) or (d) above and which are fully insured by the Federal Deposit Insurance Corporation or other federal deposit insurance and/or utilize any bank(s) which are rated at least "A" by S&P or Moody's. Any questions or ambiguities that may arise with respect to the guidelines and restrictions contained in this Section 14 or Article NINTH of the Corporation's Restated Certificate of Incorporation, shall be resolved by the Finance Committee.

     Section 15. Indemnification. Without limiting the other rights of any director, officer or other person seeking indemnification or advancement or reimbursement of expenses, the Corporation has the authority, with the approval of the Board of Directors of the Corporation, to provide for such indemnification or advancement or reimbursement of expenses pursuant to agreement.


                           ARTICLE IV

                     COMMITTEES OF THE BOARD

     Section 1. Appointment of Executive Committee. The Board may not designate an Executive Committee of the Board, or any other Committee having powers or authority of a type or scope generally exercised by an executive committee or a full board of directors.

    Section 2.  Appointment of Audit Committee.

          (a) Subject to the provisions of Section 2(b), the Board may, by resolution adopted by the affirmative vote of a majority of the entire Board, designate an Audit Committee of the Board which shall consist of such members as the Board shall determine. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examination; (iii) receive the reports of the indepen-dent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corpora-tion; and (v) perform such other functions as may be assigned to it from time to time by the affirmative vote of a majority of the entire Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board, by the affirmative vote of a majority of the entire Board, shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee, and the act of a majority of the members of the committee present at a meeting which a quorum shall be present shall be the act of the committee.

          (b) Until the third anniversary of the Confirmation Date, as defined in the Corporation's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, Case No. 91-B-13937(BRL), United States Bankruptcy Court for the Southern District of New York (the "Third Anniversary"), the Board shall designate an Audit Committee consisting of the Chairman of the Board and at least two additional members, none of which additional members shall be employees of the Company or designees of such employees.

     Section 3.  Compensation Committee; Other Committees.

          (a) Subject to the provisions of Section 3(b), the Board may, by resolution adopted by the affirmative vote of a majority of the entire Board, designate members of the Board to constitute a Compensation Committee and such other committees of the Board as it may determine. Such committees shall in each case consist of such number of directors as the Board may provide, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing such committees. Each such committee may determine its manner of acting and fix the time and place of its meeting, unless the Board, by the affirmative vote of a majority of the entire Board, shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee, and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

          (b) Until the Third Anniversary, the Board shall designate a Compensation Committee consisting of the Chairman of the Board and at least two additional members, none of which additional members shall be employees of the Company or designees of such employees. The Compensation Committee so designated will have authority to review and approve all arrangements relating to the compensation of executive officers of the Company.

     Section 4. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, by the affirmative vote of a majority of the entire Board, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise so provide, by the affirmative vote of a majority of the entire Board, any one or more members of any such committee may participate in any meeting of the committee by means of con-ference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation by such means shall constitute presence in person at a meeting of the committee.

     Section 5. Changes in Committees; Resignations, Removals. Subject to Section 1 of this Article IV, the Board shall have power, by the affirmative vote of a majority of the entire Board, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board in accordance with the provisions of this Article IV. Any member of any committee may resign at any time by giving notice to the Corporation. Notice to the Board, the Chairman of the Board, the President, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the entire Board at any meeting of the Board called for that purpose.


                            ARTICLE V

                            OFFICERS

     Section 1. Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. There shall be elected by the Board of Directors persons having the titles and exercising the duties of the Chairman of the Board, President, Vice President, Treasurer and Secretary, and such other persons having such other titles and such other duties as the Board may prescribe. The same person may hold more than one office. The Chairman of the Board shall be elected from among the directors. Unless other-wise determined by the Board, the officers of the Corporation shall be elected by the Board at its annual meeting and shall be elected to hold office until the next succeeding annual meeting of the Board. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

     Section 2. Resignations. Any officer may resign at any time by giving written notice to the Corporation. Notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3. Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

     Section 4. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board and of the shareholders. He shall perform the duties incident to the office of the Chairman of the Board and all such other duties of a senior executive nature as are specified in these By-laws or as shall be assigned to him from time to time by the Board.

     Section 5. President. In the absence of the Chairman of the Board or if there shall be no such officer, the President shall preside at all meetings of the shareholders and of the Board of Directors at which he is present. He shall act as Chief Executive Officer of the Corporation and shall have supervision and control over, and complete responsibility for, the general management and operation of the Corporation, and such other powers and duties that may, from time to time, be prescribed by the Board, provided that such duties are of the type usually assigned to the President and Chief Executive Officer in charge of similar companies.

     Section 6. Vice President. The Vice President (or if there shall be more than one Vice President, the Vice Presidents) shall perform such duties and exercise such powers consistent with these By-laws as may be assigned to such officer(s) from time to time by a resolution of a majority of the Board of Directors. In the absence of a President, the duties of a President shall be performed and his powers may be exercised by such Vice President as may be designated by the President or, failing such designa-tion, such duties shall be performed and such power may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

     Section 7. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated pursuant to these By-laws, shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, shall disburse the funds of the Corporation and shall render to all regular meetings of the Board, or whenever the Board may require, an account of all his transactions as Treasurer. He shall, in general, perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him from time to time by the President.

     Section 8. Secretary. The Secretary shall, if present, act as secretary of, and keep the minutes of all meetings of the Board, such committees of the Board, and the shareholders in one or more books provided for that purpose, shall see that all notices are duly given in accordance with these By-laws and as required by law, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. He shall, in general, perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him from time to time by the President.

     Section 9. Additional Officers. The Board of Directors may by resolution appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties consistent with these By-laws as may be determined from time to time by the Board of Directors.

     Section 10. Salaries. No officer shall be prevented from receiving any salary by reason of the fact that he is also a director of the Corporation.

                          ARTICLE VI

                          CAPITAL STOCK

     Section 1. Stock Certificates. Each shareholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the President, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such shareholder.
In the event any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     Section 2. List of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared or made, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each shareholder and the number of shares of capital stock registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting for the duration thereof, and may be inspected by any shareholder of the Corporation who is present.

     Section 3. Stock Ledger. The stock ledger of the Corpora-tion shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by
Section 2 of this Article VI or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

     Section 4. Transfers of Capital Stock. Transfers of shares of capital stock of the Corporation shall be made only on the stock ledger of the Corporation by the holder of record thereof, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or by the transfer agent of the Corporation, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

     Section 5. Restriction on Ownership, Voting and Transfer. In accordance with the Federal Communications Act of 1934, as amended (the "Communications Act"), and regulations of the Federal Communications Commission (the "FCC"), the Board of Directors shall prohibit: (i) the ownership or voting of the Corporation's outstanding capital stock whenever necessary to ensure that, in the aggregate, no more than 25% of the Corporation's outstanding capital stock (or 20% of the Corporation's outstanding capital stock if the Corporation holds any FCC licenses directly rather than through subsidiaries) is held or voted by or for the account of aliens or their representatives or by foreign government(s) or representative(s) thereof or by any corporation(s) organized under the laws of a foreign country, or by or for corporations of which any officer is an alien, more than one-fourth of its directors are aliens, or by or for corporations or partnerships deemed alien pursuant to
Section 310(b) of the Communications Act (collectively "Aliens"); and (ii) any transfer or voting of the Corporation's outstanding capital stock which would cause the Corporation to violate the above or any other provision of the Communications Act or FCC regulation.

     Section 6. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7. Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividends or other distributions or allotments of any rights, or entitled to exer-cise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 50 days nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjourn-ment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 8. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                           ARTICLE VII

                           FISCAL YEAR

     The Corporation's fiscal year shall coincide with the calendar year.


                          ARTICLE VIII

                              SEAL

     The Corporation's seal shall be circular in form and shall include the words, "PRICE COMMUNICATIONS CORPORATION, New York,
1979, Seal".


                           ARTICLE IX

                        WAIVER OF NOTICE

     Whenever any notice is required by law, the certificate of incorporation or these By-laws to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the share-holders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                           ARTICLE X

                           AMENDMENTS

     These By-laws may be adopted, amended, supplemented or repealed by vote of the holders of a majority of the outstanding shares of Common Stock, except that during the Restricted Period (as defined in the Amended and Restated Certificate of Incorporation) the affirmative vote of 80% or more of the outstanding shares of Common Stock is required to amend, supplement or repeal Section 13 of Article III, Section 1 of
Article IV or the supermajority shareholder vote requirements of this Article X. Except as hereinafter provided, the By-laws may be adopted, amended or repealed by majority vote of the Board of Directors, but any such By-law may be amended or repealed by the shareholders entitled to vote thereon as herein provided, and no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement to these By-laws adopted by the shareholders. During the Restricted Period (i) the Board may not amend, supplement or repeal Section 13 of
Article IV or this Article X, (ii) the affirmative vote of at least seven (7) directors is required to amend, supplement or repeal Section 1 of Article IV, and (iii) whenever these By-laws require the affirmative vote of a majority of the entire Board for the taking of any action, the repeal of such requirement requires the affirmative vote of a majority of the entire Board.